UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 6, 2015

Business Development Corporation of America II

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

814-01083	61-173588
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

(212) 415-6500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 6, 2015, AR Capital, LLC (“ARC”), the sponsor of Business Development Corporation of America II (the “Company”), entered into a transaction agreement (the “Transaction Agreement”) with AMH Holdings (Cayman), L.P. (“AMH”), a Cayman Islands exempted limited partnership and an affiliate of Apollo Global Management, LLC (NYSE: APO) (together with its consolidated subsidiaries, “Apollo”), and a newly-formed entity, AR Global Investments, LLC, a Delaware limited liability company (“AR Global”). The Transaction Agreement provides that ARC will transfer to AR Global substantially all of the assets of its ongoing asset management business (including equity interests in its subsidiaries, which includes the parent of BDCA Adviser II, LLC, the Company’s investment adviser (the “Adviser”)).  The Transaction Agreement also provides that AMH will contribute money and other assets to AR Global.  Following the consummation of the transactions (the “Transactions”) contemplated by the Transaction Agreement, AMH will hold a 60% interest in AR Global and ARC will hold a 40% interest in AR Global. The business and affairs of AR Global will be overseen by a board of managers comprised of ten members, six of which will be appointed by AMH and four of which will be appointed by ARC.  The Adviser is currently owned indirectly by ARC and following the Transactions will be owned indirectly by AR Global.

Also on August 6, 2015, RCS Capital Corporation (“RCS Capital”), the parent of the Company’s dealer manager and a company under common control with ARC, announced that it has entered into an agreement with an affiliate of Apollo to sell RCS Capital’s wholesale distribution division, including Realty Capital Securities, LLC, the Company’s dealer manager (the “Dealer Manager”), and certain related entities.  Upon completion of the transaction, the Dealer Manager will continue to operate as a stand-alone entity within AR Global. The current management team of the Dealer Manager, which is led by William E. Dwyer III, will continue to operate the day-to-day functions of the business.

The various Transactions are subject to customary closing conditions and are expected to close in 2015. Upon the consummation of the Transactions, an “assignment,” within the meaning of the Investment Company Act of 1940, of the Investment Advisory and Management Services Agreement (the “Advisory Agreement”) between the Company and the Adviser will occur, which will result in the termination of the Advisory Agreement in accordance with its terms.  The Company’s independent directors unanimously gave an authorization to proceed with the Transactions, subject to any required regulatory approvals as well as approvals by the Company’s board of directors and shareholders, including approval of a new advisory agreement with the Adviser to go into effect after the Transaction with respect to the Adviser’s parent is completed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUSINESS DEVELOPMENT CORPORATION OF AMERICA II

Date: August 7, 2015	By:	/s/ Peter M. Budko
		Name:	Peter M. Budko
		Title:	Chief Executive Officer, President and Chairman of the Board of Directors